EXHIBIT 99.1
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L-1 IDENTITY SOLUTIONS TO ACQUIRE CANADIAN IDENTIFICATION
SOLUTIONS COMPANY COMNETIX

STRENGTHENS FINGERPRINT BIOMETRIC TECHNOLOGIES AND SERVICES IN NORTH AMERICA; ADD GREATER PRESENCE IN LAW ENFORCEMENT ACROSS THE U.S. AND CANADA

STAMFORD, Conn. & ONTARIO, Canada, Nov 15, 2006 -- L-1 Identity Solutions, Inc. (NYSE: ID) and ComnetiX(TM), Inc. (TSX: CXI), today entered into a definitive agreement for L-1 to acquire all of the outstanding shares of ComnetiX. Headquartered in Ontario, Canada, ComnetiX is a leading provider of biometric identification and authentication technologies to private and public sector companies in Canada and the United States.

The Company provides fingerprinting services to a significant portion of the Canadian market, facilitating tens of thousands of criminal background checks each year through its chain of offices. The acquisition is expected to increase revenue generated by L-1 Identity Solutions fingerprint products and services by creating an important presence for the company in the Canadian market and adding a highly-complementary base of customers to the portfolio, particularly within the law enforcement community.

The acquisition is structured as an arrangement under the Canadian Business Corporations Act and is expected to close in the first quarter of calendar 2007, subject to satisfaction of a number of customary conditions, including approval by two-thirds of applicable ComnetiX shareholders and two thirds of applicable ComnetiX warrant holders, voting as separate classes, as well as requisite court approval in Ontario, Canada and other regulatory approvals. The transaction will be submitted to ComnetiX security holders for approval at a special stockholders' meeting to be held in early 2007. Irrevocable voting agreements in favor of the transaction have already been signed by directors and officers of ComnetiX representing approximately 28 percent of the outstanding shares of ComnetiX. Similar agreements have been signed respecting approximately 67 percent of applicable outstanding warrants.

Under the terms of the definitive agreement, L-1 Identity Solutions is expected to pay ComnetiX shareholders approximately $12.5 million, or approximately $0.82 per share, in cash for all shares of ComnetiX common stock that are issued and outstanding at closing. Additional terms of the transaction will be more fully described in the management proxy circular mailed by ComnetiX to security holders who are entitled to vote at the special meeting of stockholders. Following closing of the transaction, ComnetiX shares will cease trading on the Toronto Stock Exchange and the company will operate as a wholly owned subsidiary of L-1 Identity Solutions.

"ComnetiX presents a solid investment for L-1 Identity Solutions: a company with an established customer base whose most recent financial results reflected a 25 percent increase in sales in a rapidly growing Canadian market that is just now embracing a move from ink- to electronic-based fingerprinting for identity management," said Robert V. LaPenta, Chairman, President and CEO of L-1 Identity Solutions. "The company's approach to delivering customer-focused solutions,

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coupled with their strong ability to market to state and local agencies will be invaluable to our organization. Add to this their complementary services business that provides fast, convenient and professional electronic fingerprinting for criminal and non-criminal purposes, and we will have a compelling combination."

For the year ended August 31, 2005, the company had sales of approximately $9 million. For the nine months ended May 31, 2006, ComnetiX had revenues of approximately $9 million. The company will report full year 2006 results prior to November 30, 2006. L-1 Identity Solutions expects ComnetiX to add $13 million in revenue next year and to be cash flow positive.

Bernard W. Crotty, Chairman and CEO of ComnetiX indicated, "We believe that L-1 is the right company to acquire ComnetiX as it will give the Company access to additional markets and provide great opportunities for our leadership team and the entire organization." "Joining the L-1 portfolio of companies is a great opportunity for ComnetiX and its employees" remarked Edward Escubedo, President of ComnetiX. "Our presence in Canada together with our customer focused solutions will further strengthen L-1's already impressive offerings."

ComnetiX was founded in 1980 by Edward Escubedo and for decades has been an integral contributor to the standardization of finger-based biometric technologies. In the early 1990s, the company helped the Federal Bureau of Investigations (FBI) and other organizations to develop standard protocols for the transmission of electronic fingerprints, known as Electronic Fingerprint Transmission Standards (EFTS). ComnetiX was the first company in the US to transmit federally compliant electronic fingerprints to the FBI, and the first in Canada to establish a national distributed criminal intelligence database. In addition to maintaining 10 fingerprint centers across Canada, ComnetiX operates more than 40 applicant fingerprinting services locations throughout the United States. The company has a significant installed base of customers for live scan products and services in New York and Georgia.

ComnetiX maintains a customer-focused solution approach, targeting criminal justice, law enforcement, criminal intelligence, airline and transportation and commercial business markets. Customers today include Toronto Police Services; CISC (Criminal Intelligence Services Canada), the Department of Criminal Justice Services for the state of New York; Minesterio De Justicia, Spain; the Boston Police Department and others.

The company will continue to operate out of its current locations in Canada and the United States. Upon close of the acquisition, ComnetiX management will report into the Integrated Biometric Technologies division of L-1 Identity Solutions.

About L-1 Identity Solutions

L-1 Identity Solutions, Inc. (NYSE: ID) consists of, among other businesses, the historic operations of Viisage Technology, Inc. and Identix Incorporated, which merged on August 29, 2006. L-1 Identity Solutions, together with its portfolio of companies, offers a comprehensive set of products and solutions for protecting and securing personal identities and assets. Leveraging the industry's most advanced multi-modal biometric platform for finger, face and


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iris recognition, our solutions provide a circle of trust around all aspects of an identity and the credentials assigned to it -- including proofing, enrollment, issuance and usage. With the trust and confidence in individual identities provided by L-1 Identity Solutions, government entities, law enforcement and border management agencies, and commercial enterprises can better guard the public against global terrorism, crime and identity theft fostered by fraudulent identity. L-1 Identity Solutions is headquartered in Stamford, CT. For more information, visit www.L1ID.com.

About ComnetiX(TM) Inc (www.ComnetiX.com)

ComnetiX(TM) Inc provides secure identification and authentication solutions to both the public and private sectors throughout North America. ComnetiX offers multimode biometric identification solutions for use in areas such as applicant screening, financial services, health care, transportation, airlines and airports, casinos and gaming, and energy and utilities. Clients include American Airlines, Lehman Brothers, New York City Health and Hospital Corporation, New York State Division of Criminal Justice Services, Toronto Police Service Board, Boston Police Department and the Royal Canadian Mounted Police. ComnetiX is also Canada's premier applicant fingerprinting services company, facilitating tens of thousands of criminal background checks each year through its chain of ten offices across Canada. In addition ComnetiX has established more than 40 applicant fingerprinting services locations throughout the United States.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by L-1 Identity Solutions through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's current views based on management's beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include the ability of ComnetiX to obtain requisite shareholder approval for the proposed acquisition, the ability of the parties' to obtain requisite court approval for the plan of arrangement, and the ability of the parties to otherwise close the transaction on a timely basis. Additional risks and uncertainties are described in the Securities and Exchange Commission filings of the L-1 Identity Solutions, including the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. L-1 Identity Solutions expressly disclaims any intention or obligation to update any forward-looking statements.

SOURCE: L-1 Identity Solutions, Inc.

L-1 Identity Solutions
Doni Fordyce, 203-504-1109
dfordyce@l1id.com
or
ComnetiX Inc.
Kelly Reid, 905-829-9988
Investor.relations@comnetix.com



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